CERTIFICATIONS

I, Ellen T. Horing, Treasurer and Principal
Financial Officer, certify that:

1.	I have reviewed this report on Form N-
	SAR of Keyco Bond Fund, Inc.;

2.	Based on my knowledge, this report does
	not contain any untrue statement of a
	material fact or omit to state a
	material fact necessary to make the
	statements made, in 	light of the
	circumstances under which such
	statements were made, not misleading
	with respect to the period covered by
	this report;

3.	Based on my knowledge, the financial
	information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4.	The registrant's other certifying officers
	and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act)for the registrant and have:

(a) designed such disclosure controls
and procedures to ensure that material
information relating to the registrant,
including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the
registrant's disclosure controls and
procedures as of a date within 90 days
prior to the filing date of this report
(the "Evaluation Date"); and

(c) presented in this report our
conclusions about the effectiveness of
the disclosure controls and procedures
based on our evaluation as of the
Evaluation Date;

5.	The registrant's other certifying
officers and I have disclosed, based on
our most recent evaluation, to the
registrant's auditors and the audit
committee of the registrant's board of
directors (or persons performing the
equivalent functions):

(a) all significant deficiencies in the
design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

(b) any fraud, whether or not material,
that involves management or other
employees who have a significant
role in the registrant's internal
controls; and

6.	The registrant's other certifying
officers and I have indicated in this
report whether or not there were
significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 15, 2003


	/s/ Ellen T. Horing

Ellen T. Horing
Treasurer and
Principal Financial
Officer